
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                              22
<SECURITIES>                                         0
<RECEIVABLES>                                      870
<ALLOWANCES>                                       103
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                            3772
<DEPRECIATION>                                    1514
<TOTAL-ASSETS>                                    3763
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                           1873<F2>
<COMMON>                                            14
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          3
<OTHER-SE>                                         695
<TOTAL-LIABILITY-AND-EQUITY>                      3763
<SALES>                                              0
<TOTAL-REVENUES>                                   914
<CGS>                                                0
<TOTAL-COSTS>                                      447<F3>
<OTHER-EXPENSES>                                   126<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 126
<INCOME-PRETAX>                                     99<F5>
<INCOME-TAX>                                        42
<INCOME-CONTINUING>                                 82
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        82
<EPS-PRIMARY>                                     3.55
<EPS-DILUTED>                                     3.36

<F1> Not applicable because GATX has an unclassified balance sheet.
<F2> This value consists of two components:  Long-term debt of 1,631 million and Capital Lease Obligations of 242 million. Short-term debt is not included in this value.
<F3> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F4> This value consists of the Provision for Dpereciation and Amortization on the Consolidated Income Statement.
<F5> This value represents Income Before Income Taxes and Equity in Net
     Earnings of Affiliated companies.


